PROSPECTUS SUPPLEMENT                             EXHIBIT 99.1
(To Prospectus dated February 17, 2006)           REGISTRATION NO. 333-92161
                                                                   333-95805




                           Pharmaceutical HOLDRS logo






                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Pharmaceutical HOLDRS" section of the base prospectus shall be replaced with the following:

                                                      Share         Primary
         Name of Company               Ticker        Amounts    Trading Market
-------------------------------------------------------------------------------
Abbott Laboratories                     ABT            14            NYSE
Allergan, Inc.                          AGN             1            NYSE
Andrx Corporation-Andrx Group           ADRX            2           NASDAQ
Advanced Medical Optics, Inc.           AVO         0.222222         NYSE
Biovail Corporation                     BVF             4            NYSE
Bristol-Myers Squibb Company            BMY            18            NYSE
Eli Lilly & Company                     LLY            10            NYSE
Forest Laboratories, Inc.               FRX             4            NYSE
Hospira, Inc.                           HSP            1.4           NYSE
Johnson & Johnson                       JNJ            26            NYSE
King Pharmaceuticals, Inc.               KG           4.25           NYSE
Medco Health Solutions                  MHS          2.6532          NYSE
Merck & Co., Inc.                       MRK            22            NYSE
Mylan Laboratories, Inc.                MYL           2.25           NYSE
Pfizer Inc.                             PFE            58            NYSE
Schering-Plough Corporation             SGP            14            NYSE
Valeant Pharmaceuticals                 VRX             1            NYSE
Watson Pharmaceuticals, Inc.            WPI             1            NYSE
Wyeth                                   WYE            12            NYSE
Zimmer Holdings, Inc.                   ZMH            1.8           NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2006.